Exhibit 99.1

Tenneco Reports Third Quarter 2019 Results

- Revenue growth continues to outpace light vehicle industry production.

- Tenneco reports Q3 earnings per diluted share of $0.87; adjusted EPS of $1.23

- Company evaluating multiple strategic options to deleverage and facilitate the separation of the businesses

LAKE FOREST, Ill., Oct. 31, 2019 /PRNewswire/ -- Tenneco Inc. (NYSE: TEN) reported third quarter 2019 revenue of $4.3 billion, an 82% increase versus $2.4 billion▲ a year ago, which includes $1.8 billion from acquisitions. On a constant currency pro forma basis, total revenue increased 3% versus last year, while light vehicle industry production* declined 3% in the quarter. Value-add revenue for the third quarter was $3.5 billion.

The company reported net income for third quarter 2019 of $70 million, or $0.87 per diluted share. Third quarter 2018 net income▲ was $57 million, or $1.11 per diluted share. Third quarter 2019 adjusted net income was $99 million, or $1.23 per diluted share, compared with $85 million, or $1.66 per diluted share last year.▲

Third quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $148 million including the acquired Federal-Mogul business, versus $112 million last year. EBIT as a percent of revenue was 3.4% versus 4.7% last year.

Third quarter adjusted EBITDA was $387 million versus $366 million last year on a pro forma basis. Adjusted EBITDA as a percent of value-add revenue was 10.9%, a 100 basis point improvement on a pro forma basis, which includes a $13 million impact due to a work stoppage at our largest customer. Cash generated from operations was $164 million.

"Tenneco's revenue growth outpaced industry production by six percentage points, driven by higher light vehicle, off-highway and other revenues," said Roger Wood, co-CEO, Tenneco. "We also delivered year-over-year margin improvement, driven mainly by effective synergy capture actions, operational improvements and disciplined cost management."

OUTLOOK

Fourth Quarter 2019
Light vehicle production in the fourth quarter is expected to be lower year-over-year by 6%, and the commercial truck market is showing signs of softening in the quarter. In this environment, Tenneco expects fourth quarter revenue in the range of $3.95 billion to $4.05 billion. Further, the company expects its fourth quarter adjusted EBITDA to be in the range of $295 million to $315 million, including year-over-year margin improvement of approximately 50 basis points in the DRiV division. The company expects the GM labor stoppage to have a negative impact on EBITDA of approximately $35 million.

Full Year 2019
The company updated its 2019 full year outlook, and now expects:

  Total revenues in the range of $17.25 billion to $17.35 billion.
  Value-add revenues in the range of $14.25 billion to $14.35 billion
  Value-add adjusted EBITDA margin of ~10.0%
  Adjusted EBITDA of $1,425 million to $1,445 million
  Interest expense of ~$325 million
  Cash taxes in the range of $180 million to $190 million
  Capital expenditures of ~$710 million
  Net debt/LTM adjusted EBITDA in the range of 3.4x to 3.5x

Separation Update
The company has made significant progress on the administrative separation of the two business divisions into two independent companies including:

  Earnings synergy capture has been pulled forward ahead of schedule to a full run rate by the end of 2019
  Both management teams in place and focused on their respective businesses
  Financial and operating system separation nearing completion
  Businesses will be ready to operate independently by the end of 2019

Tenneco remains committed to the separation of the businesses and continues to execute its plan for the spin off. Additionally, the company is evaluating multiple strategic options to deleverage and facilitate the separation. Certain of these options could help mitigate the impact of challenging market conditions, which, if current trends were to continue, would likely affect the company's ability to complete a separation in the mid-year 2020 time range.

"For the full year we expect revenue growth will outpace our underlying markets, despite lower global light vehicle production volumes," said Brian Kesseler, co-CEO, Tenneco. "Our actions to manage our cost structure against expected volatility in the fourth quarter and into 2020 are generating positive results, and we expect to deliver solid margin rate performance. The entire management team is preparing for the separation, and believes this is the right path to deliver enhanced shareholder value and create an environment for both businesses to be best positioned for long-term success."

*Source: IHS Markit October 2019 global light vehicle production forecast and Tenneco estimates.

▲Financial results for the third quarter of 2018 have been revised for certain immaterial adjustments, which are further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

See "About revenue and EBITDA guidance" below for further information about revenue guidance and forecasted performance measures.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 9 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 9 Months

Attachment 2
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 9 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Pro Forma Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 and 9 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway, Industrial and other revenues – 3 and 9 Months
Reconciliation of GAAP revenue to pro forma revenue and Non-GAAP earnings measures – 2018 quarterly
Reconciliation of GAAP revenue to pro forma revenue and Non-GAAP earnings measures – 2018 and 2017 annual
Division Level Q4 and FY 2019 Outlook

CONFERENCE CALL
The company will host a conference call on Thursday, October 31, 2019 at 8:30 a.m. ET. The dial-in number is 833-366-1121 (domestic) or 412-902-6733 (international). The passcode is: Tenneco Inc. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on October 31, 2019 through November 7, 2019. To access this recording, dial 877-344-7529 (domestic) or 412-317-0088 (international) or 855-669-9658 (Canada). The replay access code is 10135396. The purpose of the call is to discuss the company's operations for the third fiscal quarter 2019, as well as provide updated information regarding matters impacting the company's outlook, including the plan to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company. A copy of the press release is available on the financial and news sections of the Tenneco web site.

About Tenneco
Headquartered in Lake Forest, Illinois, Tenneco is one of the world's leading designers, manufacturers and marketers of Aftermarket, Ride Performance, Clean Air and Powertrain products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway, industrial and the aftermarket, with 2018 revenues of $11.8 billion and approximately 81,000 employees worldwide. On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket. Additionally, the company expects to separate its businesses to form two independent companies, an Aftermarket and Ride Performance company as well as a Powertrain Technology company.

About DRiV™ - the future Aftermarket and Ride Performance company
Following the expected separation of Tenneco to form two new, independent companies, an Aftermarket and Ride Performance company (DRiV™) as well as a new Powertrain Technology company, DRiV will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. DRiV's principal product brands will feature Monroe®, Öhlins®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, Ferodo®, Champion® and others. DRiV would have 2018 pro-forma revenues of $6.4 billion, with 54% of those revenues from aftermarket and 46% from original equipment customers.

About the new Tenneco - the future Powertrain Technology company
Following Tenneco's expected separation to form two new, independent companies, an Aftermarket and Ride Performance company (DRiV™), as well as a new Powertrain Technology company, the new Tenneco will be one of the world's largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The new Tenneco would have 2018 pro-forma revenues of $11.4 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

About Revenue and EBITDA Guidance
Revenue estimates and other forecasted information in this release are based on OE manufacturers' programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco's status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to reconcile forecasted adjusted EBITDA (and the related margins) on a forward-looking basis to the most comparable GAAP measures without unreasonable efforts on account of these factors and other factors not in our control. For certain additional assumptions upon which these estimates are based, see the slides accompanying the October 31, 2019 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

About Forward-Looking Statements

This press release contains forward-looking statements. The words "may," "will," "believe," "should," "could," "plan," "expect," "anticipate," "estimate," and similar expressions (and variations thereof), identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these statements involve risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  general economic, business and market conditions;
  our ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;
  the cost and outcome of existing and any future claims, legal proceedings or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;
  changes in consumer demand, prices and our ability to have our products included on top selling vehicles, including any shifts in consumer preferences away from historically higher margin products for our customers and us, to other lower margin vehicles, for which we may or may not have supply arrangements, and the cyclical nature of the global vehicle industry, including the performance of the global aftermarket sector;
  changes in consumer demand for our original equipment products or aftermarket products, or changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for our products, due to difficult economic conditions and/or regulatory or legal changes affecting internal combustion engines and/or aftermarket products;
  our dependence on certain large customers, including the loss of any of our large original equipment manufacturer customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other customers or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;
  new technologies that reduce the demand for certain of our products or otherwise render them obsolete;
  our ability to introduce new products and technologies that satisfy customers' needs in a timely fashion;
  the overall highly competitive nature of the automotive and commercial vehicle parts industries, and any resultant inability to realize the sales represented by our awarded book of business (which is based on anticipated pricing and volumes over the life of the applicable program);
  changes in capital availability or costs, including increases in our cost of borrowing (i.e., interest rate increases), the amount of our debt, our ability to access capital markets at favorable rates, and the credit ratings of our debt;
  our ability to comply with the covenants contained in our debt instruments;
  our working capital requirements;
  our ability to successfully execute cash management and other cost reduction plans, and to realize the anticipated benefits from these plans;
  risks inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruptions of production and supply;
  increasing competition from lower cost, private-label products;
  damage to the reputation of one or more of our leading brands;
  the effect of improvements in automotive parts on aftermarket demand for some of our products;
  industrywide strikes, labor disruptions at our facilities or any labor or other economic disruptions at any of our significant customers or suppliers or any of our customers' other suppliers;
  developments relating to our intellectual property, including our ability to adapt to changes in technology;
  costs related to product warranties and other customer satisfaction actions;
  the failure or breach of our information technology systems, including the consequences of any misappropriation, exposure or corruption of sensitive information stored on such systems and the interruption to our business such failure or breach may cause;
  the effect of consolidation among vehicle parts suppliers and customers on our ability to compete in the highly competitive automotive and commercial vehicle supplier industry;
  changes in distribution channels or competitive conditions in the markets and countries where we operate;
  the evolution towards autonomous vehicles and car and ride sharing;
  customer acceptance of new products;
  our ability to successfully integrate, and benefit from, any acquisitions we complete;
  our ability to effectively manage our joint ventures and other third-party relationships;
  the potential impairment in the carrying value of our long-lived assets, goodwill, or indefinite-lived intangible assets or our inability to realize our deferred tax assets;
  the negative effect of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;
  increases in the costs of raw materials or components, including our ability to successfully reduce the effect of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery, and other methods;
  changes by the Financial Accounting Standards Board or the Securities and Exchange Commission of authoritative generally accepted accounting principles or policies;
  changes in accounting estimates and assumptions, including changes based on additional information;
  any changes by the International Organization for Standardization (ISO) or other such committees in their certification protocols for processes and products, which may have the effect of delaying or hindering our ability to bring new products to market;
  the effect of the extensive, increasing, and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved or increased costs or loss of revenues relating to products subject to changing regulation;
  potential volatility in our effective tax rate;
  disasters, such as fires, earthquakes and flooding, and any resultant disruptions in the supply or production of goods or services to us or by us, in demand by our customers or in the operation of our system, disaster recovery capabilities or business continuity capabilities;
  acts of war and/or terrorism, as well as actions taken or to be taken by the United States and other governments as a result of further acts or threats of terrorism, and the effect of these acts on economic, financial, and social conditions in the countries where we operate;
  pension obligations and other postretirement benefits;
  our hedging activities to address commodity price fluctuations; and
  the timing and occurrence (or non-occurrence) of other transactions, events and circumstances which may be beyond our control.

In addition, important factors related to the acquisition of Federal-Mogul LLC ("Federal-Mogul") and the planned separation of our company into a powertrain technology company and an aftermarket and ride performance company that could cause actual results to differ materially from the expectations reflected in the forward-looking statements, including:

  the risk the Company may not complete a separation of its powertrain technology business and its aftermarket and ride performance business (or achieve some or all of the anticipated benefits of the separation);
  the risk the combined company and each separate company following the separation will underperform relative to our expectations;
  the ongoing transaction costs and risk we may incur greater costs following separation of the business;
  the risk the spin-off is determined to be a taxable transaction;
  the risk the benefits of the acquisition of Federal-Mogul, including synergies, may not be fully realized or may take longer to realize than expected;
  the risk the acquisition of Federal-Mogul may not advance our business strategy;
  the risk we may experience difficulty integrating or separating employees or operations; and
  the risk the transaction may have an adverse effect on existing arrangements with us, including those related to transition, manufacturing and supply services and tax matters; our ability to retain and hire key personnel; or our ability to maintain relationships with customers, suppliers or other business partners.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is, and will be, detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2018.

Investor inquiries:	Media inquiries:

Linae Golla	Bill Dawson
847-482-5162	847-482-5807
lgolla@tenneco.com	bdawson@tenneco.com

Rich Kwas	Steve Blow
248-849-1340	517-262-0655
rich.kwas@tenneco.com	sblow@tenneco.com

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2019		2018*
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 997		$ 1,006
Clean Air - Substrate sales	775		596
Powertrain	1,082		-
Motorparts	794		308
Ride Performance	671		461
Total net sales and operating revenues	$ 4,319		$ 2,371

Costs and expenses:
Cost of sales	3,653	(e) (g) (j)	2,002
Selling, general and administrative	249	(b) (c) (h)	138	(n) (p)
Depreciation and amortization	165	(a)	60
Engineering, research, and development	78		39
Restructuring charges, asset impairments, and other	43	(a) (d) (k)	16	(m) (o)
Goodwill impairment charge	9	(f)	-
Total costs and expenses	4,197		2,255

Other expense (income):
Non-service pension and other postretirement benefit costs (credits)	2		4
Equity in (earnings) losses of nonconsolidated affiliates, net of tax	(1)	(e)	-
Other expense (income), net	(27)	(i)	-
Total other expense (income)	(26)		4

Earnings (Loss) before interest expense, income taxes,
and noncontrolling interests:
Clean Air	131	(a) (d) (h) (i)	106	(m)
Powertrain	35	(a) (e)	-
Motorparts	82	(d) (e) (g) (i) (k)	48	(m)
Ride Performance	(20)	(a) (e) (f) (i) (j)	(3)	(m) (o) (p)
Corporate	(80)	(b) (c) (d)	(39)	(n) (o) (p)
Total earnings (loss) before interest expense, income taxes, and noncontrolling interests	148		112

Interest expense	79	(r)	24	(r)
Earnings (Loss) before income taxes and noncontrolling interests	69		88

Income tax expense (benefit)	(9)	(l)	22	(q)
Net income (loss)	78		66

Less: Net income (loss) attributable to noncontrolling interests	8		9
Net income (loss) attributable to Tenneco Inc.	$ 70		$ 57

Weighted average common shares outstanding:
Basic	80.9		51.3
Diluted	80.9		51.4

Earnings (Loss) per share of common stock:
Basic	$ 0.87		$ 1.11
Diluted	$ 0.87		$ 1.11

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(a) Includes restructuring and related charges of $31 million pre-tax, $22 million after tax and noncontrolling interests or $0.30 per diluted share. Of the amount, $28 million is recorded in restructuring charges, asset impairments, and other and $3 million is recorded in depreciation and amortization. $2 million is recorded in Clean Air, $11 million is recorded in Powertrain and $18 million is recorded in Ride Performance.

(b) Includes costs related to cost reduction initiatives of $6 million pre-tax, $5 million after tax or $0.05 per diluted share.

(c) Includes acquisition and expected separation costs of $30 million pre-tax, $23 million after tax or $0.29 per diluted share.

(d) Includes costs to achieve synergies of $7 million pre-tax, $5 million after tax or $0.06 per diluted share. $4 million is recorded in Clean Air, $2 million is recorded in Motorparts and $1 million is recorded in Corporate.

(e) Includes charges related to purchase accounting of $11 million pre-tax, $10 million after tax or $0.12 per diluted share.  Of the amount, $1 million is recorded in cost of sales and $10 million is recorded in equity in (earnings) losses of nonconsolidated affiliates, net of tax. $8 million is recorded in Powertrain, $4 million is recorded in Motorparts and $(1) million is recorded in Ride Performance.

(f) Represents goodwill impairment charges of $9 million pre-tax, $9 million after tax or $0.12 per diluted share.

(g) Includes warranty charge of $1 million pre-tax and $1 million after tax.

(h) Includes antitrust reserve change in estimate of $9 million pre-tax, $7 million after tax or $0.08 per diluted share.

(i) Includes Brazil tax credit of $22 million pre-tax, $14 million after tax or $0.18 per diluted share. Of the amount, $9 million is recorded in Clean Air, $7 million is recorded in Motorparts and $6 million is recorded in Ride Performance.

(j) Includes an out of period adjustment of $5 million pre-tax, $4 million after tax and noncontrolling interests or $0.04 per diluted share.

(k) Includes an impairment on assets held for sale of $8 million pre-tax, $6 million after tax or $0.07 per diluted share.

(l) Includes net tax benefit of $35 million or $0.43 per diluted share for discrete tax adjustments recognized in the period.

(m) Includes restructuring and related charges of $12 million pre-tax, $9 million after tax and noncontrolling interests or $0.17 per diluted share. $1 million is recorded in Clean Air,  $1 million is recorded in Motorparts and $10 million is recorded in Ride Performance.

(n) Includes acquisition costs of $12 million pre-tax, $8 million after tax or $0.17 per diluted share.

(o) Includes costs to achieve synergies of $4 million pre-tax, $2 million after tax or $0.05 per diluted share. $1 million is recorded in Ride Performance and $3 million is recorded in Corporate.

(p) Includes litigation settlement of $10 million pre-tax, $8 million after tax or $0.15 per diluted share. $9 million is recorded in Ride Performance and $1 million is recorded in Corporate.

(q) Includes net tax expense of $1 million or $0.01 per diluted share for discrete tax adjustments recognized in the period.

(r) Financing charges on sale of receivables are included in interest expense.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2019		2018*
Net sales and operating revenues:
Clean Air - Value-add revenues	$ 3,120		$ 3,183
Clean Air - Substrate sales	2,258		1,869
Powertrain	3,390		-
Motorparts	2,426		953
Ride Performance	2,113		1,480
Total net sales and operating revenues	$ 13,307		$ 7,485

Costs and expenses:
Cost of sales	11,310	(e) (g) (h) (k)	6,329	(r)
Selling, general and administrative	853	(b) (c) (d) (i)	443	(o) (p) (q) (s) (t)
Depreciation and amortization	503	(a)	180
Engineering, research, and development	248		118
Restructuring charges, asset impairments, and other	128	(a) (d) (l)	57	(n) (q)
Goodwill impairment charge	69	(f)	-
Total costs and expenses	13,111		7,127

Other expense (income):
Non-service pension and other postretirement benefit costs (credits)	8		10
Equity in (earnings) losses of nonconsolidated affiliates, net of tax	(34)	(e)	-
Other expense (income), net	(43)	(j)	3
Total other expense (income)	(69)		13

Earnings (Loss) before interest expense, income taxes,
and noncontrolling interests:
Clean Air	338	(a) (d) (g) (i) (j)	329	(n) (q)
Powertrain	131	(a) (d) (e)	-
Motorparts	166	(a) (c) (d) (e) (g) (h) (j) (l)	138	(n) (q)
Ride Performance	(112)	(a) (d) (e) (f) (j) (k)	7	(n) (o) (q) (r) (t)
Corporate	(258)	(a) (b) (c) (d)	(129)	(p) (q) (s) (t)
Total earnings (loss) before interest expense, income taxes, and noncontrolling interests	265		345

Interest expense	242	(v)	69	(v)
Earnings (Loss) before income taxes and noncontrolling interests	23		276

Income tax expense (benefit)	5	(m)	73	(u)
Net income (loss)	18		203

Less: Net income (loss) attributable to noncontrolling interests	39		39
Net income (loss) attributable to Tenneco Inc.	$ (21)		$ 164

Weighted average common shares outstanding:
Basic	80.9		51.2
Diluted	80.9		51.4

Earnings (Loss) per share of common stock:
Basic	$ (0.25)		$ 3.20
Diluted	$ (0.25)		$ 3.20

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(a) Includes restructuring and related charges of $111 million pre-tax, $82 million after tax and noncontrolling interests or $1.03 per diluted share. Of the amount, $102 million is recorded in restructuring charges, asset impairments, and other and $9 million is recorded in depreciation and amortization. $21 million is recorded in Clean Air, $28 million is recorded in Powertrain, $4 million is recorded in Motorparts, $57 million is recorded in Ride Performance and $1 million is recorded in Corporate.

(b) Includes costs related to cost reduction initiatives of $16 million pre-tax, $12 million after tax or $0.14 per diluted share.

(c) Includes acquisition and expected separation costs of $97 million pre-tax, $74 million after tax or $0.91 per diluted share. $1 million is recorded in Motorparts and $96 million is recorded in Corporate.

(d) Includes costs to achieve synergies of $21 million pre-tax, $16 million after tax or $0.20 per diluted share. Of the amount, $18 million is recorded in restructuring charges, asset impairments, and other and $3 million is recorded in selling, general and administrative. $5 million is recorded in Clean Air, $2 million is recorded in Powertrain, $9 million is recorded in Motorparts, $2 million is recorded in Ride Performance and $3 million is recorded in Corporate.

(e) Includes charges related to purchase accounting of $55 million pre-tax, $45 million after tax or $0.56 per diluted share. Of the amount, $45 million is recorded in cost of sales and $10 million is recorded in equity in (earnings) losses of nonconsolidated affiliates, net of tax. $10 million is recorded in Powertrain, $41 million is recorded in Motorparts and $4 million is recorded in Ride Performance.

(f) Represents goodwill impairment charges of $69 million pre-tax, $69 million after tax or $0.86 per diluted share.

(g) Includes process harmonization charge of $10 million pre-tax, $7 million after tax or $0.09 per diluted share, of which $5 million is recorded in Clean Air and $5 million is recorded in Motorparts.

(h) Includes warranty charge of $8 million pre-tax, $6 million after tax or $0.07 per diluted share.

(i) Includes antitrust reserve change in estimate of $9 million pre-tax, $7 million after tax or $0.08 per diluted share.

(j) Includes Brazil tax credit of $22 million pre-tax, $14 million after tax or $0.18 per diluted share. Of the amount, $9 million is recorded in Clean Air, $7 million is recorded in Motorparts and $6 million is recorded in Ride Performance.

(k) Includes an out of period adjustment of $5 million pre-tax, $4 million after tax and noncontrolling interests or $0.04 per diluted share.

(l) Includes an impairment on assets held for sale of $8 million pre-tax, $6 million after tax or $0.07 per diluted share.

(m) Includes net tax benefit of $41 million or $0.51 per diluted share for discrete tax adjustments recognized in the period.

(n) Includes restructuring and related charges of $45 million pre-tax, $31 million after tax and noncontrolling interests or $0.59 per diluted share. $13 million is recorded in Clean Air, $5 million is recorded in Motorparts and $27 million is recorded in Ride Performance.

(o) Includes costs related to cost reduction initiatives of $10 million pre-tax, $7 million after tax or $0.15 per diluted share.

(p) Includes acquisition costs of $43 million pre-tax, $33 million after tax or $0.65 per diluted share.

(q) Includes costs to achieve synergies of $13 million pre-tax, $9 million after tax or $0.17 per diluted share.  Of the amount, $12 million is recorded in restructuring charges, asset impairments, and other and $1 million is recorded in selling, general and administrative. $6 million is recorded in Clean Air, $1 million is recorded in Motorparts, $1 million is recorded in Ride Performance and $5 million is recorded in Corporate.

(r) Includes warranty charge of $5 million pre-tax, $4 million after tax or $0.07 per diluted share.

(s) Includes environmental charge of $4 million pre-tax, $3 million after tax or $0.06 per diluted share related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(t) Includes litigation settlement of $10 million pre-tax, $8 million after tax or $0.15 per diluted share. $9 million is recorded in Ride Performance and $1 million is recorded in Corporate.

(u) Includes net tax expense of $5 million or $0.10 per diluted share for discrete tax adjustments recognized in the period.

(v) Financing charges on sale of receivables are included in interest expense.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
Unaudited
(Millions)

		September 30, 2019		December 31, 2018

Assets

	Cash and cash equivalents	$ 389		$ 697

	Restricted cash	6		5

	Receivables, net	2,753	(a)	2,572	(a)

	Inventories	2,137		2,245

	Prepayments and other current assets	603		590

	Other noncurrent assets	4,004		3,622

	Property, plant and equipment, net	3,491		3,501

	Total assets	$ 13,383		$ 13,232

Liabilities and Shareholders' Equity

	Short-term debt, including current maturities of long-term debt	$ 161		$ 153

	Accounts payable	2,651		2,759

	Accrued compensation and employee benefits	378		343

	Accrued income taxes	57		64

	Accrued expenses and other current liabilities	1,042		1,001

	Long-term debt	5,408	(b)	5,340	(b)

	Deferred income taxes	104		88

	Pension and postretirement benefits	1,088		1,167

	Deferred credits and other liabilities	518		263

	Redeemable noncontrolling interests	139		138

	Tenneco Inc. shareholders' equity	1,642		1,726

	Noncontrolling interests	195		190

	Total liabilities, redeemable noncontrolling interests and equity	$ 13,383		$ 13,232

		September 30, 2019		December 31, 2018
(a)	Accounts receivable net of:
	Accounts receivable outstanding and derecognized	$ 1,012		$ 1,011

		September 30, 2019		December 31, 2018
(b)	Long-term debt composed of:
	Revolver Borrowings	$ 229		$ -
	LIBOR plus 1.75% Term Loan A due 2019 through 2023	1,628		1,691
	LIBOR plus 3.00% Term Loan B due 2019 through 2025	1,624		1,629
	$225 million of 5.375% Senior Notes due 2024	222		222
	$500 million of 5.000% Senior Notes due 2026	494		493
	€415 million 4.875% Euro Fixed Rate Notes due 2022	467		496
	€300 million of Euribor plus 4.875% Euro Floating Rate Notes due 2024	331		349
	€350 million of 5.000% Euro Fixed Rate Notes due 2024	403		427
	Other Debt, primarily foreign instruments	78		106
		5,476		5,413
	Less: maturities classified as current	68		73
	Total long-term debt	$ 5,408		$ 5,340

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF CASH FLOWS
Unaudited
(Millions)

	Three Months Ended September 30,
	2019	2018*

Operating Activities
Net income (loss)	$ 78	$ 66
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Goodwill impairment charge	9	-
Depreciation and amortization	165	60
Deferred income taxes	(101)	(12)
Stock-based compensation	7	5
Restructuring charges, asset impairments, and other, net of cash paid	(2)	(2)
Change in pension and other postretirement benefit plans	(17)	1
Equity in earnings of nonconsolidated affiliates	(1)	-
Cash dividends received from nonconsolidated affiliates	18	-
Loss (gain) on sale of assets	1	-
Changes in operating assets and liabilities:
Receivables	(56)	(27)
Inventories	11	(64)
Payables and accrued expenses	51	(52)
Accrued interest and accrued income taxes	54	(3)
Other assets and liabilities	(53)	(13)
Net cash provided (used) by operating activities	164	(41)

Investing Activities
Proceeds from sale of assets	3	1
Cash payments for property, plant and equipment	(162)	(81)
Proceeds from deferred purchase price of factored receivables	56	36
Other	1	(4)
Net cash used by investing activities	(102)	(48)

Financing Activities
Proceeds from term loans and notes	60	3
Repayments of term loans and notes	(88)	(7)
Borrowings on revolving lines of credit	2,279	1,382
Payments on revolving lines of credit	(2,294)	(1,460)
Issuance (repurchase) of common shares	-	(1)
Cash dividends	-	(14)
Net increase (decrease) in bank overdrafts	(4)	2
Other	(2)	170
Distributions to noncontrolling interest partners	1	(16)
Net cash provided (used) by financing activities	(48)	59

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(9)	(4)
Increase (Decrease) in cash, cash equivalents and restricted cash	5	(34)

Cash, cash equivalents and restricted cash, beginning of period	390	237
Cash, cash equivalents and restricted cash, end of period	$ 395	$ 203

Supplemental Cash Flow Information
Cash paid during the period for interest	$ 85	$ 25
Cash paid during the period for income taxes, net of refunds	39	23

Non-cash Investing Activities
Period end balance of accounts payables for property, plant and equipment	$ 118	$ 52
Deferred purchase price of receivables factored in the period	156	34

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF CASH FLOWS
Unaudited
(Millions)

	Nine Months Ended September 30,
	2019	2018*

Operating Activities
Net income (loss)	$ 18	$ 203
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Goodwill impairment charge	69	-
Depreciation and amortization	503	180
Deferred income taxes	(115)	(21)
Stock-based compensation	20	12
Restructuring charges, asset impairments, and other, net of cash paid	12	8
Change in pension and other postretirement benefit plans	(49)	3
Equity in earnings of nonconsolidated affiliates	(34)	-
Cash dividends received from nonconsolidated affiliates	45	-
Changes in operating assets and liabilities:
Receivables	(457)	(260)
Inventories	112	(115)
Payables and accrued expenses	99	154
Accrued interest and accrued income taxes	(12)	(5)
Other assets and liabilities	(147)	(122)
Net cash provided (used) by operating activities	64	37

Investing Activities
Proceeds from sale of assets	8	6
Net proceeds from sale of business	22	-
Cash payments for property, plant and equipment	(541)	(255)
Acquisition of business (net of cash acquired)	(158)	-
Proceeds from deferred purchase price of factored receivables	203	102
Other	-	(2)
Net cash used by investing activities	(466)	(149)

Financing Activities
Proceeds from term loans and notes	171	12
Repayments of term loans and notes	(278)	(35)
Borrowings on revolving lines of credit	6,804	4,051
Payments on revolving lines of credit	(6,548)	(4,074)
Issuance (repurchase) of common shares	(2)	(2)
Cash dividends	(20)	(39)
Net increase (decrease) in bank overdrafts	(12)	(5)
Other	(3)	148
Distributions to noncontrolling interest partners	(19)	(44)
Net cash provided (used) by financing activities	93	12

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	2	(15)
Decrease in cash, cash equivalents and restricted cash	(307)	(115)

Cash, cash equivalents and restricted cash, beginning of period	702	318
Cash, cash equivalents and restricted cash, end of period	$ 395	$ 203

Supplemental Cash Flow Information
Cash paid during the period for interest	$ 230	$ 65
Cash paid during the period for income taxes, net of refunds	139	79

Non-cash Investing Activities
Period end balance of accounts payables for property, plant and equipment	$ 118	$ 52
Deferred purchase price of receivables factored in the period	208	105

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q3 2019				Q3 2018*
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share		EBIT	EBITDA (3)
Earnings Measures	$ 70	$ 0.87	$ 148	$ 313	$ 57	$ 1.11		$ 112	$ 172

Adjustments:
Restructuring and related expenses(4)	22	0.30	31	28	9	0.17		12	12
Cost reduction initiatives (5)	5	0.05	6	6	-	-		-	-
Acquisition and separation costs(6)	23	0.29	30	30	8	0.17		12	12
Costs to achieve synergies (7)	5	0.06	7	7	2	0.05		4	4
Purchase accounting charges (8)	10	0.12	11	11	-	-		-	-
Goodwill impairment (9)	9	0.12	9	9	-	-		-	-
Warranty charge (10)	1	-	1	1	-	-		-	-
Antitrust reserve change in estimate (11)	(7)	(0.08)	(9)	(9)	-	-		-	-
Brazil tax credit (12)	(14)	(0.18)	(22)	(22)	-	-		-	-
Out of period adjustment (13)	4	0.04	5	5	-	-		-	-
Impairment of assets held for sale	6	0.07	8	8	-	-		-	-
Litigation settlement accrual	-	-	-	-	8	0.15		10	10
Net tax adjustments	(35)	(0.43)	-	-	1	0.01		-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$ 99	$ 1.23	$ 225	$ 387	$ 85	$ 1.66		$ 150	$ 210

	Q3 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net income (loss) attributable to Tenneco Inc.								$ 70

Net income (loss) attributable to noncontrolling interests								8

Net income (loss)								78

Income tax expense (benefit)								(9)

Interest expense								79

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	$ 131	$ 35	$ 82	$ (20)	$ 228	$ (80)		$ 148

Depreciation and amortization	38	55	31	40	164	1		165

Total EBITDA including noncontrolling interests (3)	$ 169	$ 90	$ 113	$ 20	$ 392	$ (79)		$ 313

Restructuring and related expenses(4)	2	11	-	15	28	-		28
Cost reduction initiatives (5)	-	-	-	-	-	6		6
Acquisition and separation costs(6)	-	-	-	-	-	30		30
Costs to achieve synergies (7)	4	-	2	-	6	1		7
Purchase accounting charges (8)	-	8	4	(1)	11	-		11
Goodwill impairment (9)	-	-	-	9	9	-		9
Warranty charge (10)	-	-	1	-	1	-		1
Antitrust reserve change in estimate (11)	(9)	-	-	-	(9)	-		(9)
Brazil tax credit (12)	(9)	-	(7)	(6)	(22)	-		(22)
Out of period adjustment (13)	-	-	-	5	5	-		5
Impairment of assets held for sale	-	-	8	-	8	-		8

Adjusted EBITDA	$ 157	$ 109	$ 121	$ 42	$ 429	$ (42)	(14)	$ 387

	Q3 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net income (loss) attributable to Tenneco Inc.						$ 57

Net income (loss) attributable to noncontrolling interests						9

Net income (loss)						66

Income tax expense (benefit)						22

Interest expense						24

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	$ 106	$ 48	$ (3)	$ 151	$ (39)	$ 112

Depreciation and amortization	38	5	17	60	-	60

Total EBITDA including noncontrolling interests (3)	$ 144	$ 53	$ 14	$ 211	$ (39)	$ 172

Restructuring and related expenses	1	1	10	12	-	12
Acquisition costs (6)	-	-	-	-	12	12
Costs to achieve synergies (7)	-	-	1	1	3	4
Litigation settlement accrual	-	-	9	9	1	10

Adjusted EBITDA	$ 145	$ 54	$ 34	$ 233	$ (23)	$ 210

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)Q3 2019 includes $3 million of accelerated depreciation related to plant closures.

(5)Costs related to cost reduction initiatives.

(6)Costs related to acquisitions and costs related to expected separation.

(7)Costs to achieve synergies related to Federal-Mogul acquisition.

(8)This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(9)Non-cash asset impairment charge related to goodwill.

(10)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(11)Reduction in estimated antitrust accrual.

(12)Recovery of value-added tax in a foreign jurisdiction.

(13)Inventory losses attributable to prior periods.

(14)Corporate costs for each division are $21 million for New Tenneco and $21 million for DRiV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2019				YTD 2018*
	Net income (loss) attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share		EBIT	EBITDA (3)
Earnings (Loss) Measures	$ (21)	$ (0.25)	$ 265	$ 768	$ 164	$ 3.20		$ 345	$ 525

Adjustments:
Restructuring and related expenses(4)	82	1.03	111	102	31	0.59		45	45
Cost reduction initiatives (5)	12	0.14	16	16	7	0.15		10	10
Acquisition and separation costs(6)	74	0.91	97	97	33	0.65		43	43
Costs to achieve synergies (7)	16	0.20	21	21	9	0.17		13	13
Purchase accounting charges (8)	45	0.56	55	55	-	-		-	-
Goodwill impairment charge (9)	69	0.86	69	69	-	-		-	-
Process harmonization (10)	7	0.09	10	10	-	-		-	-
Warranty charge (11)	6	0.07	8	8	4	0.07		5	5
Antitrust reserve change in estimate (12)	(7)	(0.08)	(9)	(9)	-	-		-	-
Brazil tax credit (13)	(14)	(0.18)	(22)	(22)	-	-		-	-
Out of period adjustment (14)	4	0.04	5	5	-	-		-	-
Impairment of assets held for sale	6	0.07	8	8	-	-		-	-
Environmental charge (15)	-	-	-	-	3	0.06		4	4
Litigation settlement accrual	-	-	-	-	8	0.15		10	10
Net tax adjustments	(41)	(0.51)	-	-	5	0.10		-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$ 238	$ 2.95	$ 634	$ 1,128	$ 264	$ 5.14		$ 475	$ 655

	YTD 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate		Total
Net loss attributable to Tenneco Inc.								$ (21)

Net income attributable to noncontrolling interests								39

Net income								18

Income tax expense								5

Interest expense								242

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	$ 338	$ 131	$ 166	$ (112)	$ 523	$ (258)		$ 265

Depreciation and amortization	114	172	102	113	501	2		503

Total EBITDA including noncontrolling interests (3)	$ 452	$ 303	$ 268	$ 1	$ 1,024	$ (256)		$ 768

Restructuring and related expenses(4)	21	28	4	48	101	1		102
Cost reduction initiatives (5)	-	-	-	-	-	16		16
Acquisition and separation costs(6)	-	-	1	-	1	96		97
Costs to achieve synergies (7)	5	2	9	2	18	3		21
Purchase accounting charges (8)	-	10	41	4	55	-		55
Goodwill impairment charge (9)	-	-	-	69	69	-		69
Process harmonization (10)	5	-	5	-	10	-		10
Warranty charge (11)	-	-	8	-	8	-		8
Antitrust reserve change in estimate (12)	(9)	-	-	-	(9)	-		(9)
Brazil tax credit (13)	(9)	-	(7)	(6)	(22)	-		(22)
Out of period adjustment (14)	-	-	-	5	5	-		5
Impairment of assets held for sale	-	-	8	-	8	-		8

Adjusted EBITDA	$ 465	$ 343	$ 337	$ 123	$ 1,268	$ (140)	(16)	$1,128

	YTD 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net income attributable to Tenneco Inc.						$ 164

Net income attributable to noncontrolling interests						39

Net income						203

Income tax expense						73

Interest expense						69

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$ 329	$ 138	$ 7	$ 474	$ (129)	$ 345

Depreciation and amortization	114	15	51	180	-	180

Total EBITDA including noncontrolling interests (3)	$ 443	$ 153	$ 58	$ 654	$ (129)	$ 525

Restructuring and related expenses	13	5	27	45	-	45
Cost reduction initiatives (5)	-	-	10	10	-	10
Acquisition costs (6)	-	-	-	-	43	43
Costs to achieve synergies (7)	6	1	1	8	5	13
Warranty charge (11)	-	-	5	5	-	5
Environmental charge (15)			-	-	4	4
Litigation settlement accrual	-	-	9	9	1	10

Adjusted EBITDA	$ 462	$ 159	$ 110	$ 731	$ (76)	$ 655

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2)Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4)YTD 2019 includes $9 million of accelerated depreciation related to plant closures.

(5)Costs related to cost reduction initiatives.

(6)Costs related to acquisitions and costs related to expected separation.

(7)Costs to achieve synergies related to Federal-Mogul acquisition.

(8)This primarily relates to a non-cash charge to cost of sales for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(9)Non-cash asset impairment charge related to goodwill.

(10)Charge due to process harmonization.

(11)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(12)Reduction in estimated antitrust accrual.

(13)Recovery of value-added tax in a foreign jurisdiction.

(14)Inventory losses attributable to prior periods.

(15)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(16)Corporate costs for each division are $64 million for New Tenneco and $76 million for DRiV.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)

Q3 2019
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 1,772	$ 775	$ 997	$ (20)	$ 1,017
Powertrain	1,082	-	1,082	-	1,082
Motorparts	794	-	794	(7)	801
Ride Performance	671	-	671	(14)	685

Total Tenneco Inc.	$ 4,319	$ 775	$ 3,544	$ (41)	$ 3,585

Q3 2018*
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 1,602	$ 596	$ 1,006	$ -	$ 1,006
Motorparts	308	-	308	-	308
Ride Performance	461	-	461	-	461

Total Tenneco Inc.	$ 2,371	$ 596	$ 1,775	$ -	$ 1,775

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)

YTD 2019
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 5,378	$ 2,258	$ 3,120	$ (102)	$ 3,222
Powertrain	3,390	-	3,390	-	3,390
Motorparts	2,426	-	2,426	(33)	2,459
Ride Performance	2,113	-	2,113	(65)	2,178

Total Tenneco Inc.	$ 13,307	$ 2,258	$ 11,049	$ (200)	$ 11,249

YTD 2018*
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$ 5,052	$ 1,869	$ 3,183	$ -	$ 3,183
Motorparts	953	-	953	-	953
Ride Performance	1,480	-	1,480	-	1,480

Total Tenneco Inc.	$ 7,485	$ 1,869	$ 5,616	$ -	$ 5,616

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q3 2019 vs. Q3 2018 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$ 170	11%	$ 11	1%
Powertrain	1,082	NM	1,082	NM
Motorparts	486	158%	493	160%
Ride Performance	210	46%	224	49%
Total Tenneco Inc.	$ 1,948	82%	$ 1,810	102%

	YTD Q3 2019 vs. YTD Q3 2018 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$ 326	6%	$ 39	1%
Powertrain	3,390	NM	3,390	NM
Motorparts	1,473	155%	1,506	158%
Ride Performance	633	43%	698	47%
Total Tenneco Inc.	$ 5,822	78%	$ 5,633	100%

(1)U.S. Generally Accepted Accounting Principles.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Pro Forma Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

					September 30, 2019		December 31, 2018

Total debt					$ 5,569		$ 5,493

Total cash, cash equivalents and restricted cash (total cash)					395		702

Debt net of total cash balances (1)					$ 5,174		$ 4,791

Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)					$ 1,535		$ 1,627

Pro forma ratio of debt net of total cash balances to Pro forma Adjusted LTM EBITDA including noncontrolling interests (4) (5)					3.4x		2.9x

	Q1 18*	Q2 18*	Q3 18*	Q4 18	Q1 19	Q2 19	Q3 19

Net income (loss) attributable to Tenneco Inc.	$ 60	$ 47	$ 57	$ (109)	$ (117)	$ 26	$ 70

Net income (loss) attributable to noncontrolling interests	14	16	9	17	12	19	8

Net income (loss)	74	63	66	(92)	(105)	45	78

Income tax expense (benefit)	25	26	22	(10)	-	14	(9)

Interest expense	23	22	24	79	81	82	79

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	122	111	112	(23)	(24)	141	148

Depreciation and amortization	60	60	60	165	169	169	165

Total EBITDA including noncontrolling interests (2)	$ 182	$ 171	$ 172	$ 142	$ 145	$ 310	$ 313

Adjustments:
Restructuring and related expenses	12	21	12	17	17	57	28
Cost reduction initiatives (6)	-	10	-	8	8	2	6
Acquisition and separation costs(7)	13	18	12	53	40	27	30
Warranty charge (8)	5	-	-	-	-	7	1
Costs to achieve synergies(9)	-	9	4	49	7	7	7
Purchase accounting charges (10)	-	-	-	106	41	3	11
Goodwill impairment charge (11)	-	-	-	3	60	-	9
Process harmonization (12)	-	-	-	-	9	1	-
Anti-dumping duty charge (13)	-	-	-	16	-	-	-
Antitrust reserve change in estimate (14)	-	-	-	-	-	-	(9)
Brazil tax credit (15)	-	-	-	-	-	-	(22)
Out of period adjustment (16)	-	-	-	-	-	-	5
Impairment of assets held for sale	-	-	-	-	-	-	8
Environmental charge (17)	-	4	-	-	-	-	-
Litigation settlement accrual	-	-	10	-	-	-	-
Loss on debt modification (18)	-	-	-	10	-	-	-
Pension charges (19)	-	-	-	3	-	-	-

Total Adjusted EBITDA including noncontrolling interests (3)	$ 212	$ 233	$ 210	$ 407	$ 327	$ 414	$ 387

Legacy Federal-Mogul Reconciliation of Non-GAAP earnings measures
	Q1 18	Q2 18	Q3 18

Net income attributable to Federal-Mogul	$ 26	$ 25	$ 35

Net income attributable to noncontrolling interests	3	3	1

Net income	29	28	36

Income tax expense	15	13	16

Interest expense	48	52	49

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	92	93	101

Depreciation and amortization	100	96	99

Total EBITDA including noncontrolling interests (2)	$ 192	$ 189	$ 200

Adjustments:
Restructuring charges and asset impairments, net	-	-	15
Purchase price contingency	5	-	-
Transaction related costs	1	13	-
Cost to exit a multiemployer pension plan	-	5	-
Gain (loss) on sale of assets	-	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	5
Other	2	2	1

Total Adjusted EBITDA including noncontrolling interests (3)	$ 200	$ 209	$ 156

	Q1 18*	Q2 18*	Q3 18*	Q4 18	Q1 19	Q2 19	Q3 19
Pro forma Adjusted EBITDA including noncontrolling interests(2) (3) (5)	$ 412	$ 442	$ 366	$ 407	$ 327	$ 414	$ 387
Q4 2018 Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)				$1,627
Q3 2019 Pro forma Adjusted LTM EBITDA including noncontrolling interests(2) (3) (5)							$ 1,535

* Financial results for the first three quarters of 2018 have been revised for certain immaterial adjustments as discussed in Tenneco's Form 10-K for the year ended December 31, 2018.

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage.  The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM Adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt.  For purposes of this calculation, Adjusted LTM and Pro Forma adjusted LTM EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage.  This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and Adjusted EBITDA including noncontrolling interests.

(5) Tenneco is providing Pro Forma Adjusted LTM EBITDA and the ratio of debt net of cash balances to Pro Forma Adjusted LTM EBITDA to show the company's Adjusted LTM EBITDA as if Federal-Mogul had been consolidated with Tenneco for the entirety of 2018 and LTM Q3 2019 (and the resultant impact on the net debt ratio).  Tenneco believes this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul, for 2018 and 2019 and the ability of the company to service its debt.

(6)Costs related to cost reduction initiatives.

(7)Costs related to acquisitions and costs related to expected separation.

(8)Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(9)Costs to achieve synergies related to Federal-Mogul acquisition.

(10)This primarily relates to a non-cash charge to cost of goods sold for the amortization of the inventory fair value step-up recorded as part of the Acquisitions.

(11)Non-cash asset impairment charge related to goodwill.

(12)Charge due to process harmonization.

(13)Charge due to retroactive application of anti-dumping duty on a supplier's products.

(14)Reduction in estimated antitrust accrual.

(15)Recovery of value-added tax in a foreign jurisdiction.

(16)Inventory losses attributable to prior periods.

(17)Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(18)Loss on debt modification.

(19)Charges related to pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE TO NON-GAAP REVENUE MEASURES(2)
Unaudited
(Millions)
	Q3 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 2,742	$ (42)	$ 2,784	$ 688	$ 2,096
Original equipment commercial truck, off-highway, industrial and other revenues	783	(6)	789	101	688
Aftermarket revenues	794	(7)	801	-	801
Net sales and operating revenues	$ 4,319	$ (55)	$ 4,374	$ 789	$ 3,585

	Q3 2018*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 1,723	$ -	$ 1,723	$ 498	$ 1,225
Original equipment commercial truck, off-highway, industrial and other revenues	340	-	340	98	242
Aftermarket revenues	308	-	308	-	308
Net sales and operating revenues	$ 2,371	$ -	$ 2,371	$ 596	$ 1,775

	YTD 2019
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 8,366	$ (183)	$ 8,549	$ 1,981	$ 6,568
Original equipment commercial truck, off-highway, industrial and other revenues	2,515	(40)	2,555	333	2,222
Aftermarket revenues	2,426	(33)	2,459	-	2,459
Net sales and operating revenues	$ 13,307	$ (256)	$ 13,563	$ 2,314	$ 11,249

	YTD 2018*
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$ 5,457	$ -	$ 5,457	$ 1,561	$ 3,896
Original equipment commercial truck, off-highway, industrial and other revenues	1,075	-	1,075	308	767
Aftermarket revenues	953	-	953	-	953
Net sales and operating revenues	$ 7,485	$ -	$ 7,485	$ 1,869	$ 5,616

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar.  Additionally, substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(Millions except percents)

	Q3 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 1,772	$ 1,082	$ 794	$ 671	$ 4,319	$ -	$ 4,319

Less: Substrate sales	775	-	-	-	775	-	775

Value-add revenues	$ 997	$ 1,082	$ 794	$ 671	$ 3,544	$ -	$ 3,544

EBITDA	$ 169	$ 90	$ 113	$ 20	$ 392	$ (79)	$ 313

EBITDA as a % of revenue	9.5%	8.3%	14.2%	3.0%	9.1%		7.2%
EBITDA as a % of value-add revenue	17.0%	8.3%	14.2%	3.0%	11.1%		8.8%

Adjusted EBITDA	$ 157	$ 109	$ 121	$ 42	$ 429	$ (42)	$ 387

Adjusted EBITDA as a % of revenue	8.9%	10.1%	15.2%	6.3%	9.9%		9.0%
Adjusted EBITDA as a % of value-add revenue	15.7%	10.1%	15.2%	6.3%	12.1%		10.9%

	Q3 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 1,602	$ 308	$ 461	$ 2,371	$ -	$ 2,371

Less: Substrate sales	596	-	-	596	-	596

Value-add revenues	$ 1,006	$ 308	$ 461	$ 1,775	$ -	$ 1,775

EBITDA	$ 144	$ 53	$ 14	$ 211	$ (39)	$ 172

EBITDA as a % of revenue	9.0%	17.2%	3.0%	8.9%		7.3%
EBITDA as a % of value-add revenue	14.3%	17.2%	3.0%	11.9%		9.7%

Adjusted EBITDA	$ 145	$ 54	$ 34	$ 233	$ (23)	$ 210

Adjusted EBITDA as a % of revenue	9.1%	17.5%	7.4%	9.8%		8.9%
Adjusted EBITDA as a % of value-add revenue	14.4%	17.5%	7.4%	13.1%		11.8%

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1)REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES(2)
Unaudited
(Millions except percents)

	YTD 2019
	Global Segments
	Clean Air	Powertrain	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 5,378	$ 3,390	$ 2,426	$ 2,113	$ 13,307	$ -	$13,307

Less: Substrate sales	2,258	-	-	-	2,258	-	2,258

Value-add revenues	$ 3,120	$ 3,390	$ 2,426	$ 2,113	$ 11,049	$ -	$11,049

EBITDA	$ 452	$ 303	$ 268	$ 1	$ 1,024	$ (256)	$ 768

EBITDA as a % of revenue	8.4%	8.9%	11.0%	0.0%	7.7%		5.8%
EBITDA as a % of value-add revenue	14.5%	8.9%	11.0%	0.0%	9.3%		7.0%

Adjusted EBITDA	$ 465	$ 343	$ 337	$ 123	$ 1,268	$ (140)	$ 1,128

Adjusted EBITDA as a % of revenue	8.6%	10.1%	13.9%	5.8%	9.5%		8.5%
Adjusted EBITDA as a % of value-add revenue	14.9%	10.1%	13.9%	5.8%	11.5%		10.2%

	YTD 2018*
	Global Segments
	Clean Air	Motorparts	Ride Performance	Total	Corporate	Total
Net sales and operating revenues	$ 5,052	$ 953	$ 1,480	$ 7,485	$ -	$ 7,485

Less: Substrate sales	1,869	-	-	1,869	-	1,869

Value-add revenues	$ 3,183	$ 953	$ 1,480	$ 5,616	$ -	$ 5,616

EBITDA	$ 443	$ 153	$ 58	$ 654	$ (129)	$ 525

EBITDA as a % of revenue	8.8%	16.1%	3.9%	8.7%		7.0%
EBITDA as a % of value-add revenue	13.9%	16.1%	3.9%	11.6%		9.3%

Adjusted EBITDA	$ 462	$ 159	$ 110	$ 731	$ (76)	$ 655

Adjusted EBITDA as a % of revenue	9.1%	16.7%	7.4%	9.8%		8.8%
Adjusted EBITDA as a % of value-add revenue	14.5%	16.7%	7.4%	13.0%		11.7%

* Financial results for 2018 have been revised for certain immaterial adjustments, which will be further discussed in Tenneco's Form 10-Q for the quarter ended September 30, 2019.

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBITDA and adjusted EBITDA as a percent of both total revenues and value-add revenues.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Further, presenting EBITDA and adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1)REVENUE TO NON-GAAP REVENUE MEASURES(2)- Original equipment commercial truck, off-highway, industrial and other revenues
Unaudited
(Millions)

2019
	Q1			Q2			Q3			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 319	$ 115	$ 204	$ 300	$ 110	$ 190	$ 271	$ 99	$ 172	$ 890	$ 324	$ 566

Powertrain	426	-	426	401	-	401	385	-	385	1,212	-	1,212

Ride Performance	150	-	150	136	-	136	127	-	127	413	-	413

Total Tenneco Inc.	$ 895	$ 115	$ 780	$ 837	$ 110	$ 727	$ 783	$ 99	$ 684	$ 2,515	$ 324	$ 2,191

2018
	Q1			Q2			Q3			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$ 307	$ 109	$ 198	$ 290	$ 101	$ 189	$ 273	$ 98	$ 175	$ 870	$ 308	$ 562

Ride Performance	69	-	69	69	-	69	67	-	67	205	-	205

Total Tenneco Inc.	$ 376	$ 109	$ 267	$ 359	$ 101	$ 258	$ 340	$ 98	$ 242	$ 1,075	$ 308	$ 767

(1)U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO PRO FORMA(2) REVENUE AND NON-GAAP EARNINGS MEASURES - 2018 Quarterly
Unaudited
(Millions except percents)

	Q1 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,756	$ 1,260	$ -	$ 3,016	$ 903	$ 761	$ -	$ 1,664	$ -	$ 4,680
Less: Substrate sales	652	-	-	652	-	-	-	-	-	652
Value-add revenues (3)	1,104	1,260	-	2,364	903	761	-	1,664	-	4,028

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	119	60	-	179	96	(18)	-	78	(51)	206
Depreciation and amortization	37	61	-	98	24	38	-	62	-	160
Total EBITDA including noncontrolling interests(4)	156	121	-	277	120	20	-	140	(51)	366
Financing charges on sale of receivables reclass	1	1	1	3	5	-	-	5	-	8
Segment change impact	2	12	(16)	(2)	(19)	17	(32)	(34)	36	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	159	134	(15)	278	106	37	(32)	111	(15)	374

Adjustments:
Restructuring and related expenses	1	-	-	1	2	7	-	9	-	10
Cost reduction initiatives	-	-	-	-	-	2	-	2	-	2
Acquisition and separation costs	-	-	-	-	-	-	-	-	13	13
Warranty charge	-	-	-	-	-	5	-	5	-	5
Purchase price contingency	-	5	-	5	-	-	-	-	-	5
Transaction related costs	-	-	-	-	-	-	-	-	1	1
Other	-	1	-	1	-	-	-	-	1	2

Adjusted EBITDA(5)	$ 160	$ 140	$ (15)	$ 285	$ 108	$ 51	$ (32)	$ 127	$ -	$ 412

Adjusted EBITDA as a percent of value-add revenue(6)	14.5%	11.1%		12.1%	12.0%	6.7%		7.6%		10.2%

	Q2 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,694	$ 1,243	$ -	$ 2,937	$ 930	$ 753	$ -	$ 1,683	$ -	$ 4,620
Less: Substrate sales	621	-	-	621	-	-	-	-	-	621
Value-add revenues (3)	1,073	1,243	-	2,316	930	753	-	1,683	-	3,999

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	103	70	-	173	109	(19)	-	90	(65)	198
Depreciation and amortization	39	61	-	100	21	34	-	55	1	156
Total EBITDA including noncontrolling interests(4)	142	131	-	273	130	15	-	145	(64)	354
Financing charges on sale of receivables reclass	-	-	1	1	5	-	-	5	-	6
Segment change impact	3	13	(16)	-	(17)	14	(24)	(27)	27	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	145	144	(15)	274	118	29	(24)	123	(37)	360

Adjustments:
Restructuring and related expenses	11	1	-	12	1	10	-	11	-	23
Cost reduction initiatives	-	-	-	-	-	8	-	8	-	8
Acquisition and separation costs	-	-	-	-	-	-	-	-	18	18
Costs to achieve synergies	6	-	-	6	1	-	-	1	2	9
Environmental charge	-	-	-	-	-	-	-	-	4	4
Transaction related costs	-	-	-	-	-	-	-	-	13	13
Cost to exit a multiemployer pension plan	-	5	-	5	-	-	-	-	-	5
Other	-	(2)	-	(2)	5	(1)	-	4	-	2

Adjusted EBITDA(5)	$ 162	$ 148	$ (15)	$ 295	$ 125	$ 46	$ (24)	$ 147	$ -	$ 442

Adjusted EBITDA as a percent of value-add revenue(6)	15.1%	11.9%		12.7%	13.4%	6.1%		8.7%		11.1%

	Q3 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,602	$ 1,122	$ -	$ 2,724	$ 867	$ 690	$ -	$ 1,557	$ -	$ 4,281
Less: Substrate sales	596	-	-	596	-	-	-	-	-	596
Value-add revenues (3)	1,006	1,122	-	2,128	867	690	-	1,557	-	3,685

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	105	21	-	126	102	28	-	130	(51)	205
Depreciation and amortization	38	62	-	100	22	35	-	57	2	159
Total EBITDA including noncontrolling interests(4)	143	83	-	226	124	63	-	187	(49)	364
Financing charges on sale of receivables reclass	1	1	1	3	5	-	-	5	-	8
Segment change impact	4	13	(18)	(1)	(16)	16	(28)	(28)	29	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	148	97	(17)	228	113	79	(28)	164	(20)	372

Adjustments:
Restructuring and related expenses	1	8	-	9	8	10	-	18	-	27
Acquisition and separation costs	-	-	-	-	-	-	-	-	12	12
Costs to achieve synergies	-	-	-	-	-	1	-	1	3	4
Litigation settlement accrual	-	-	-	-	-	9	-	9	1	10
Gain (loss) on sale of assets	-	-	-	-	-	(65)	-	(65)	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	-	-	-	-	-	-	5	5
Other	-	4	-	4	(3)	1	-	(2)	(1)	1

Adjusted EBITDA(5)	$ 149	$ 109	$ (17)	$ 241	$ 118	$ 35	$ (28)	$ 125	$ -	$ 366

Adjusted EBITDA as a percent of value-add revenue(6)	14.8%	9.7%		11.3%	13.6%	5.1%		8.0%		9.9%

	Q4 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 1,655	$ 1,112	$ -	$ 2,767	$ 827	$ 684	$ -	$ 1,511	$ -	$ 4,278
Less: Substrate sales	631	-	-	631	-	-	-	-	-	631
Value-add revenues (3)	1,024	1,112	-	2,136	827	684	-	1,511	-	3,647

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	116	33	-	149	(31)	(47)	-	(78)	(102)	(31)
Depreciation and amortization	40	59	-	99	29	37	-	66	-	165
Total EBITDA including noncontrolling interests(4)	156	92	-	248	(2)	(10)	-	(12)	(102)	134
Financing charges on sale of receivables reclass	-	-	1	1	6	1	-	7	-	8
Segment change impact	3	1	(4)	-	(17)	12	(19)	(24)	24	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	159	93	(3)	249	(13)	3	(19)	(29)	(78)	142

Adjustments:
Restructuring and related expenses	(2)	(2)	-	(4)	2	19	-	21	-	17
Cost reduction initiatives	-	-	-	-	-	-	-	-	8	8
Acquisition and separation costs	-	-	-	-	-	-	-	-	53	53
Costs to achieve synergies	(3)	-	-	(3)	35	10	-	45	7	49
Purchase accounting adjustments	-	44	-	44	57	5	-	62	-	106
Anti-dumping duty charge	-	-	-	-	16	-	-	16	-	16
Loss on debt modification	-	-	-	-	-	-	-	-	10	10
Pension charges / Stock vesting	-	-	-	-	-	3	-	3	-	3
Goodwill impairment charge	-	-	-	-	-	3	-	3	-	3

Adjusted EBITDA(5)	$ 154	$ 135	$ (3)	$ 286	$ 97	$ 43	$ (19)	$ 121	$ -	$ 407

Adjusted EBITDA as a percent of value-add revenue(6)	15.0%	12.1%		13.4%	11.7%	6.3%		8.0%		11.2%

(1)U.S. Generally Accepted Accounting Principles.

(2)   Tenneco presents pro forma revenues and earnings measures to show what the company's performance would have been had Federal-Mogul been consolidated with Tenneco for each quarter of 2018.  We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.   The Motorparts segment reflects the company's historical Aftermarket segment plus the Motorparts aftermarket business acquired in the Federal-Mogul acquisition.  The Ride Performance segment reflects the company's historical Ride Performance segment plus the Motorparts OE business acquired in the Federal-Mogul acquisition.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4)   EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  We have also presented  EBITDA including noncontrolling interests to give effect to the reclassification of financing charges on sale of receivables that took place in the first quarter 2019 and to give effective to the impact of the segment changes that occurred in the first quarter of 2019. EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5)"Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of both value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO PRO FORMA(2) REVENUE AND NON-GAAP EARNINGS MEASURES - 2018 and 2017 Annual
Unaudited
(Millions except percents)

	FY 2018

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 6,707	$ 4,737	$ -	$ 11,444	$ 3,527	$ 2,888	$ -	$ 6,415	$ -	$ 17,859
Less: Substrate sales	2,500	-	-	2,500	-	-	-	-	-	2,500
Value-add revenues (3)	4,207	4,737	-	8,944	3,527	2,888	-	6,415	-	15,359

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	443	184	-	627	276	(56)	-	220	(269)	578
Depreciation and amortization	154	243	-	397	96	144	-	240	3	640
Total EBITDA including noncontrolling interests(4)	597	427	-	1,024	372	88	-	460	(266)	1,218
Financing charges on sale of receivables reclass	2	2	4	8	21	1	-	22	-	30
Segment change impact	12	39	(54)	(3)	(69)	59	(103)	(113)	116	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	611	468	(50)	1,029	324	148	(103)	369	(150)	1,248

Adjustments:
Restructuring and related expenses	11	7	-	18	13	46	-	59	-	77
Cost reduction initiatives	-	-	-	-	-	10	-	10	8	18
Acquisition and separation costs	-	-	-	-	-	-	-	-	96	96
Costs to achieve synergies	3	-	-	3	36	11	-	47	12	62
Purchase accounting adjustments	-	44	-	44	57	5	-	62	-	106
Anti-dumping duty charge	-	-	-	-	16	-	-	16	-	16
Environmental charge	-	-	-	-	-	-	-	-	4	4
Warranty charge	-	-	-	-	-	5	-	5	-	5
Litigation settlement accrual	-	-	-	-	-	9	-	9	1	10
Loss on debt modification	-	-	-	-	-	-	-	-	10	10
Pension charges / Stock vesting	-	-	-	-	-	3	-	3	-	3
Goodwill impairment charge	-	-	-	-	-	3	-	3	-	3
Purchase price contingency	-	5	-	5	-	-	-	-	-	5
Transaction related costs	-	-	-	-	-	-	-	-	14	14
Cost to exit a multiemployer pension plan	-	5	-	5	-	-	-	-	-	5
Gain (loss) on sale of assets	-	-	-	-	-	(65)	-	(65)	-	(65)
Charge for extinguishment of dissenting shareholders shares	-	-	-	-	-	-	-	-	5	5
Other	-	3	-	3	2	-	-	2	-	5

Adjusted EBITDA(5)	$ 625	$ 532	$ (50)	$ 1,107	$ 448	$ 175	$ (103)	$ 520	$ -	$ 1,627

Adjusted EBITDA as a percent of value-add revenue(6)	14.9%	11.2%		12.4%	12.7%	6.1%		8.1%		10.6%

	FY 2017

	Pro forma New Tenneco				Pro forma DRiV
	Clean Air	Powertrain	Corporate - New Tenneco	New Tenneco	Motorparts	Ride Performance	Corporate - DRiV	DRiV	Other/Elim	Total Pro forma Tenneco

Net sales and operating revenues	$ 6,216	$ 4,573	$ -	$ 10,789	$ 3,678	$ 2,686	$ -	$ 6,364	$ -	$ 17,153
Less: Substrate sales	2,187	-	-	2,187	-	-	-	-	-	2,187
Value-add revenues (3)	4,029	4,573	-	8,602	3,678	2,686	-	6,364	-	14,966

EBIT, Earnings (Loss) before interest expense, income taxes and noncontrolling interests	420	234	-	654	394	(42)	-	352	(272)	734
Depreciation and amortization	142	254	-	396	92	132	-	224	4	624
Total EBITDA including noncontrolling interests(4)	562	488	-	1,050	486	90	-	576	(268)	1,358
Financing charges on sale of receivables reclass	2	2	-	4	16	1	-	17	-	21
Segment change impact	7	54	(71)	(10)	(67)	75	(114)	(106)	116	-
Total EBITDA including noncontrolling interests after reclass and segment change(4)	571	544	(71)	1,044	435	166	(114)	487	(152)	1,379

Adjustments:
Restructuring and related expenses	23	16	-	39	21	23	-	44	1	84
Cost reduction initiatives	4	-	-	4	3	12	-	15	3	22
Loss on debt modification	-	-	-	-	-	-	-	-	5	5
Pension charges / Stock vesting	-	-	-	-	-	-	-	-	13	13
Goodwill impairment charge	-	11	-	11	4	7	-	11	-	22
Antitrust settlement accrual	-	-	-	-	-	-	-	-	132	132
Warranty settlement	-	-	-	-	-	7	-	7	-	7
Gain on sale of unconsolidated JV	-	-	-	-	-	-	-	-	(5)	(5)
Gain from termination of customer contract	-	-	-	-	-	(6)	-	(6)	-	(6)
Warranty release	-	-	-	-	(4)	-	-	(4)	-	(4)
Release of deferred purchase price payment	-	-	-	-	-	(3)	-	(3)	-	(3)
EBITDA contribution of pending asset sales	-	(2)	-	(2)	-	-	-	-	-	(2)
Transaction related costs	-	3	-	3	1	-	-	1	3	7
Gain (loss) on sale of business	-	(3)	-	(3)	-	-	-	-	-	(3)
Gain (loss) on sale of nonconsolidated affiliates	-	-	-	-	2	-	-	2	-	2
Gain (loss) on sale of assets	-	(6)	-	(6)	-	(1)	-	(1)	-	(7)

Adjusted EBITDA(5)	$ 598	$ 563	$ (71)	$ 1,090	$ 462	$ 205	$ (114)	$ 553	$ -	$ 1,643

Adjusted EBITDA as a percent of value-add revenue(6)	14.8%	12.3%		12.7%	12.6%	7.6%		8.7%		11.0%

(1)U.S. Generally Accepted Accounting Principles.

(2)   Tenneco presents pro forma revenues and earnings measures to show what the company's performance would have been had Federal-Mogul been consolidated with Tenneco for the entirety of 2017 and 2018.  We believe this supplemental information is useful to investors who are trying to understand the results of the entire enterprise, including Federal-Mogul.   The Motorparts segment reflects the company's historical Aftermarket segment plus the Motorparts aftermarket business acquired in the Federal-Mogul acquisition.  The Ride Performance segment reflects the company's historical Ride Performance segment plus the Motorparts OE business acquired in the Federal-Mogul acquisition.

(3)  Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales.  Substrate sales include precious metals pricing, which may be volatile.  Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue.  Excluding substrate sales removes this impact.  Tenneco uses this information to analyze the trend in revenues before these factors.  Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

(4)   EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  We have also presented  EBITDA including noncontrolling interests to give effect to the reclassification of financing charges on sale of receivables that took place in the first quarter 2019 and to give effective to the impact of the segment changes that occurred in the first quarter of 2019. EBITDA including noncontrolling interests is not a calculation based upon GAAP.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(5)"Adjusted EBITDA" is EBITDA including noncontrolling interests (after giving effect to the reclassification and segment change described above) and is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods.  Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(6)  Tenneco presents the above reconciliation in order to reflect Adjusted EBITDA as a percent of both value-add revenues.  Presenting Adjusted EBITDA as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of substrate sales, which can be volatile.

ATTACHMENT 2
TENNECO INC.
Division Level Q4 and FY 2019 Outlook
Unaudited

New Tenneco 2019 YOY Expectations

Q4 Outlook:
VA Revenue expected down 8.5% to 10.5%(1)YOY or ~$1.9 billion
Expect VA adjusted EBITDA margin down by approximately 340 bps(2)YOY or ~10%
Full Year Outlook:
VA Revenue expected down 3.0%(1)YOY or $8.39 billion to $8.43 billion
VA adjusted EBITDA margin down between 120 to 130 bps(2) YOY
Capital expenditures in the range of $460 million to $475 million

DRiV™ 2019 YOY Expectations

Q4 Outlook:
Revenue expected down 7% to 10%(1) YOY or ~$1.36 billion
Expect adjusted EBITDA margin up 50 bps(2) YOY or ~8.5%
Full Year Outlook:
Revenue expected down ~5%(1)YOY, or $5.88 billion to $5.92 billion
Expect adjusted EBITDA margin up 40 bps(2)YOY or ~8.5%
Capital expenditures in the range of $240 million to $250 million

(1) Pro Forma revenue growth is measured at 2018 constant currency rates and includes FM acquisition in prior periods
(2) Measured vs. proforma 2018